EXHIBIT 99.1
News Release

Contacts:
Media – Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors – Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Announces Second Quarter 2019 Financial Results

WEST CHESTER, OH, July 29, 2019 – AK Steel (NYSE: AKS) today reported its financial results for the second quarter of 2019.

Second Quarter 2019 Highlights
•Net income of $66.8 million, or $0.21 per diluted share; up 18% from a year ago
•Adjusted EBITDA of $151.5 million, or 9.0% of sales; up 2% from a year ago
•Reduced borrowings by $95.0 million

“We reported solid earnings for the second quarter, despite a dramatic decline in carbon spot market pricing from a year ago. This reflects our strategy to focus on value-added products with fixed-price contracts and to deemphasize sales to the volatile commodity spot market,” said Roger K. Newport, Chief Executive Officer. “As a result, we generated strong free cash flow that allowed us to meaningfully reduce debt in the quarter.”
AK Steel reported net income of $66.8 million, or $0.21 per diluted share of common stock, for the second quarter of 2019. For the second quarter of 2018, net income was $56.6 million, or $0.18 per diluted share. The company’s adjusted EBITDA (as defined in the “Non-GAAP Financial Measures” section below) was $151.5 million, or 9.0% of net sales, for the second quarter of 2019. Adjusted EBITDA increased 2% from $148.4 million, or 8.5% of net sales, in the second quarter a year ago. Adjusted EBITDA in the recent second quarter included mark-to-market gains of $35.4 million from iron ore derivatives, about half of which will offset expected higher costs for iron ore later in the year. For the same period in 2018, the company recorded mark-to-market gains of $2.1 million. Not included in the financial results for the second quarter of 2019 were realized gains of $8.7 million for iron ore derivatives contracts that settled during the period for which the company had recognized mark-to-market gains in its financial results in prior quarters, compared to $9.2 million for the same period in 2018.
Net sales for the recent second quarter were $1.7 billion, a 4% decrease compared to the second quarter of 2018. The decrease was primarily due to lower shipments to the automotive market, as expected, and lower spot market selling prices, partly offset by higher selling prices to the automotive market.
The company reported an increase in liquidity to $1,079.1 million at the end of the second quarter, consisting of cash and cash equivalents and $1,037.1 million of availability under the company’s revolving credit facility. The company repaid $95.0 million of borrowings under the credit facility during the quarter and reported outstanding borrowings under the credit facility of $285.0 million at June 30, 2019.

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(Dollars in millions, except per share and per ton data)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Flat-rolled steel shipments (000 tons)	1,391.4	1,439.8	2,779.8	2,870.7
Selling price per flat-rolled steel ton	$1,102	$1,101	$1,107	$1,073

Net sales	$1,680.5	$1,746.6	$3,378.2	$3,405.5
Operating profit	106.6	99.5	147.8	163.1
Net income attributable to AK Steel Holding Corporation	66.8	56.6	62.3	85.3
Adjusted net income attributable to AK Steel Holding Corporation (a)	66.8	56.6	139.7	85.3
Adjusted EBITDA (a)	151.5	148.4	312.4	267.1

Net income per diluted share attributable to AK Steel Holding Corporation	$0.21	$0.18	$0.20	$0.27
Adjusted net income per diluted share attributable to AK Steel Holding Corporation (a)	0.21	0.18	0.44	0.27

(a)
Adjustments have been made to the six months ended June 30, 2019 for $77.4 million of charges related to the company’s announcement of its intention to close its Ashland Works facility, as previously disclosed. The charge was primarily for termination of certain take-or-pay supply agreements and employee-related costs.

Outlook
Based on the change in hot-rolled carbon spot market pricing from approximately $690 per ton in April to about $555 per ton, the company is updating its annual guidance. The company’s annual guidance had indicated that for every $10 change in the carbon hot-rolled coil spot market price, annual earnings would be impacted by $5 to $7 million. Accordingly, the company now expects net income to be in the range of $41 to $61 million, or $0.13 to $0.20 per diluted share. Excluding the impact of the Ashland Works closure, adjusted net income is expected to be in the range of $118 to $138 million, or $0.37 to $0.44 per diluted share, and adjusted EBITDA to be in the range of $470 to $490 million. This updated guidance aligns with the company’s previous guidance.
Other outlook items include:

•	The company’s adjusted net income and adjusted EBITDA guidance exclude the effects of the Ashland Works charge of $77.4 million recorded in the first quarter of 2019, as discussed above.

•	Major maintenance outage expenditures in 2019 are still expected to total in the range of $70 to $80 million, with a significant portion of the expenditures occurring in the fourth quarter.

•	The other annual guidance items remain unchanged from the company’s April guidance.
The foregoing outlook is based on AK Steel’s current estimates and may change based on business conditions and other factors. There are many other items that could affect the company’s 2019 results, as outlined in the Forward-Looking Statements below, including developments in the domestic and global economies, in the company’s business, in trade actions and the imposition of tariffs, and in the businesses of the company’s customers, suppliers and competitors.

Second Quarter 2019 Earnings Conference Call
AK Steel will provide live listening access on its website for the company’s earnings conference call on July 30, 2019 at 8:30 a.m. Eastern Time. A link to the webcast is on the company’s home page at www.aksteel.com. Presentation slides will also be available on the webcast link and under the Investor Presentations section on the website. The webcast will be archived on the company’s website for three months and will be accessible from the Investor News and Events section.

AK Steel
AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing, including electrical power, and distributors and converters markets. Through its subsidiaries, the company also provides customer solutions with carbon and stainless steel tubing

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products, die design and tooling, and hot- and cold-stamped components. Headquartered in West Chester, Ohio (Greater Cincinnati), the company has approximately 9,500 employees at manufacturing operations in the United States, Canada and Mexico, and facilities in Western Europe. Additional information about AK Steel is available at www.aksteel.com.

Forward-Looking Statements
Certain statements made or incorporated by reference in this earnings release reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements.
The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks and uncertainties and contingencies that are beyond the company’s control. They are also based upon assumptions about future business decisions and conditions that may change.
Forward-looking statements are only predictions and involve risks and uncertainties, resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. Such factors that could cause the company’s actual results and financial condition to differ materially from the results contemplated by such forward-looking statements include reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; domestic and global steel overcapacity; risks related to U.S. government actions on trade agreements and treaties, laws, regulations or policies affecting trade; changes in the cost of raw materials, supplies and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; the company’s significant proportion of sales to the automotive market; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials or supplies; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emissions; conditions in the financial, credit, capital and banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats, cybercrime and exposure of private information; the company’s failure to achieve expected benefits of the Precision Partners acquisition; and changes in tax laws and regulations; as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Flat-rolled steel shipments (000 tons)	1,391.4	1,439.8	2,779.8	2,870.7
Selling price per flat-rolled steel ton	$1,102	$1,101	$1,107	$1,073

Net sales	$1,680.5	$1,746.6	$3,378.2	$3,405.5

Cost of products sold	1,449.0	1,512.7	2,914.4	2,976.4
Selling and administrative expenses	75.3	79.5	151.9	156.2
Depreciation	49.6	54.9	100.0	109.8
Ashland Works closure	—	—	64.1	—
Total operating costs	1,573.9	1,647.1	3,230.4	3,242.4
Operating profit	106.6	99.5	147.8	163.1
Interest expense	37.1	37.9	75.0	75.5
Pension and OPEB (income) expense	(6.9)	(10.0)	(0.4)	(20.0)
Other (income) expense	(4.5)	(0.2)	(17.2)	(4.1)
Income before income taxes	80.9	71.8	90.4	111.7
Income tax expense (benefit)	1.0	(0.5)	2.4	(5.4)
Net income	79.9	72.3	88.0	117.1
Less: Net income attributable to noncontrolling interests	13.1	15.7	25.7	31.8
Net income attributable to AK Steel Holding Corporation	$66.8	$56.6	$62.3	$85.3

Net income per share attributable to AK Steel Holding Corporation:
Basic	$0.21	$0.18	$0.20	$0.27
Diluted	$0.21	$0.18	$0.20	$0.27
Weighted-average shares outstanding:
Basic	315.8	314.7	315.7	314.7
Diluted	316.5	315.7	316.4	315.7

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$42.2	$48.6
Accounts receivable, net	675.2	635.8
Inventory	1,353.9	1,419.9
Other current assets	88.9	97.0
Total current assets	2,160.2	2,201.3
Property, plant and equipment	7,034.5	6,969.2
Accumulated depreciation	(5,155.3)	(5,057.6)
Property, plant and equipment, net	1,879.2	1,911.6
Operating lease assets	245.7	—
Other non-current assets	401.9	402.8
TOTAL ASSETS	$4,687.0	$4,515.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$732.3	$801.0
Accrued liabilities	242.9	288.9
Current portion of operating lease liabilities	53.9	—
Current portion of pension and other postretirement benefit obligations	37.8	38.7
Total current liabilities	1,066.9	1,128.6
Non-current liabilities:
Long-term debt	1,946.2	1,993.7
Long-term operating lease liabilities	212.9	—
Pension and other postretirement benefit obligations	808.0	829.9
Other non-current liabilities	177.4	134.0
TOTAL LIABILITIES	4,211.4	4,086.2

Equity:
Common stock, authorized 450,000,000 shares of $0.01 par value each; issued 317,705,839 and 316,595,613 shares in 2019 and 2018; outstanding 316,342,354 and 315,535,765 shares in 2019 and 2018	3.2	3.2
Additional paid-in capital	2,901.0	2,894.9
Treasury stock, common shares at cost, 1,363,485 and 1,059,848 shares in 2019 and 2018	(7.2)	(6.4)
Accumulated deficit	(2,629.5)	(2,691.8)
Accumulated other comprehensive loss	(131.9)	(100.0)
Total stockholders’ equity	135.6	99.9
Noncontrolling interests	340.0	329.6
TOTAL EQUITY	475.6	429.5
TOTAL LIABILITIES AND EQUITY	$4,687.0	$4,515.7

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$88.0	$117.1
Depreciation	86.4	102.1
Depreciation—SunCoke Middletown	13.6	7.7
Amortization	17.5	17.3
Ashland Works closure	64.1	—
Deferred income taxes	0.6	(7.2)
Pension and OPEB expense (income)	2.5	(16.2)
Contributions to pension trust	(19.5)	(15.2)
Other postretirement benefit payments	(15.6)	(19.3)
Mark-to-market (gains) losses on derivative contracts	(61.1)	(7.4)
Changes in working capital	(33.4)	28.8
Other operating items, net	(6.9)	(20.3)
Net cash flows from operating activities	136.2	187.4

Cash flows from investing activities:
Capital investments	(82.4)	(64.0)
Other investing items, net	10.3	0.3
Net cash flows from investing activities	(72.1)	(63.7)

Cash flows from financing activities:
Net borrowings (payments) under credit facility	(50.0)	(80.0)
Redemption of long-term debt	(4.2)	—
SunCoke Middletown distributions to noncontrolling interest owners	(15.3)	(34.8)
Other financing items, net	(1.0)	(0.9)
Net cash flows from financing activities	(70.5)	(115.7)

Net increase (decrease) in cash and cash equivalents	(6.4)	8.0
Cash and cash equivalents, beginning of period	48.6	38.0
Cash and cash equivalents, end of period	$42.2	$46.0

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AK STEEL HOLDING CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in millions)

In certain of its disclosures in this news release, the company has reported adjusted EBITDA, adjusted EBITDA margin and adjusted net income attributable to AK Steel Holding that exclude the effects of noncontrolling interests and costs associated with the closure of Ashland Works. The company believes that reporting adjusted net income with these items excluded more clearly reflects its current operating results and provides investors with a better understanding of its overall financial performance. Adjustments to net income do not result in an income tax effect as any gross income tax effects are offset by a corresponding change in the deferred income tax valuation allowance.

EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of different companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. The adjusted results, although not financial measures under generally accepted accounting principles (“GAAP”) and not identically applied by other companies, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items that otherwise would distort the comparison.  Adjusted EBITDA, adjusted EBITDA margin and adjusted net income are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

Neither current nor potential investors in the company’s securities should rely on adjusted EBITDA, adjusted EBITDA margin or adjusted net income as a substitute for any GAAP financial measure and the company encourages current and potential investors to review the following reconciliations of adjusted EBITDA and adjusted net income.

Reconciliation of Adjusted EBITDA

(dollars in millions, except per ton)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to AK Steel Holding	$66.8	$56.6	$62.3	$85.3
Net income attributable to noncontrolling interests	13.1	15.7	25.7	31.8
Income tax expense (benefit)	1.0	(0.5)	2.4	(5.4)
Interest expense, net	36.9	37.7	74.6	75.1
Depreciation and amortization	53.0	58.6	109.3	119.9
EBITDA	170.8	168.1	274.3	306.7
Less: EBITDA of noncontrolling interests (a)	19.3	19.7	39.3	39.6
Ashland Works closure	—	—	77.4	—
Adjusted EBITDA	$151.5	$148.4	$312.4	$267.1
Adjusted EBITDA margin	9.0%	8.5%	9.2%	7.8%

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

(dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to noncontrolling interests	$13.1	$15.7	$25.7	$31.8
Depreciation	6.2	4.0	13.6	7.8
EBITDA of noncontrolling interests	$19.3	$19.7	$39.3	$39.6

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Reconciliation of Adjusted Net Income

(dollars in millions, except per share)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation to Net Income Attributable to AK Steel Holding
Net income attributable to AK Steel Holding	$66.8	$56.6	$62.3	$85.3
Ashland Works closure	—	—	77.4	—
Adjusted net income attributable to AK Steel Holding	$66.8	$56.6	$139.7	$85.3

Reconciliation to Diluted Earnings per Share
Diluted earnings per share	$0.21	$0.18	$0.20	$0.27
Ashland Works closure	—	—	0.24	—
Adjusted diluted earnings per share	$0.21	$0.18	$0.44	$0.27

Reconciliation of Adjusted EBITDA Guidance for 2019

(dollars in millions)	Year Ending December 31, 2019
	Low	High
Net income attributable to AK Holding	$41	$61
Net income attributable to noncontrolling interests	55	55
Income tax expense	7	7
Interest expense, net	155	155
Depreciation and amortization	210	210
EBITDA	468	488
Less: EBITDA of noncontrolling interests (a)	75	75
Ashland Works closure	77	77
Adjusted EBITDA	$470	$490

(a)	The reconciliation of net income attributable to noncontrolling interests to EBITDA of noncontrolling interests is as follows:

(dollars in millions)	Year Ending December 31, 2019
	Low	High
Net income attributable to noncontrolling interests	$55	$55
Depreciation	20	20
EBITDA of noncontrolling interests	$75	$75

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Reconciliation of Adjusted Net Income Guidance for 2019

(dollars in millions, except per share)	Year Ending December 31, 2019
	Low	High
Reconciliation to Net Income Attributable to AK Steel Holding
Net income attributable to AK Steel Holding	$41	$61
Ashland Works closure	77	77
Adjusted net income attributable to AK Steel Holding	$118	$138

Reconciliation to Diluted Earnings per Share
Diluted earnings per share	$0.13	$0.20
Ashland Works closure	0.24	0.24
Adjusted diluted earnings per share	$0.37	$0.44

AK STEEL HOLDING CORPORATION
FLAT-ROLLED STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Tons Shipped by Product
Stainless/electrical	198.4	221.5	405.0	422.2
Coated	738.4	721.3	1,452.1	1,455.8
Cold-rolled	228.6	269.6	485.4	552.1
Hot-rolled	189.8	188.1	358.9	362.4
Other	36.2	39.3	78.4	78.2
Total shipments	1,391.4	1,439.8	2,779.8	2,870.7

Shipments by Product (%)
Stainless/electrical	14%	15%	15%	15%
Coated	53%	50%	52%	50%
Cold-rolled	16%	19%	17%	19%
Hot-rolled	14%	13%	13%	13%
Other	3%	3%	3%	3%
Total shipments	100%	100%	100%	100%

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